Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-234307) pertaining to the Long-Term Incentive Performance Share and Deferred Short-Term Incentive Share Programs of Millicom International Cellular S.A. of our report dated March 4, 2021, with respect to the financial statements of Comunicaciones Celulares, S.A. included in Millicom International Cellular S.A.’s Annual Report (Form 20-F) for the year ended December 31, 2020.

/s/ Ernst & Young, S.A.

Guatemala City
March 10, 2021